EXHIBIT 23

                            CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statementson Form S-8 (No. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076,
33-55306, 333-39057, 333-82758,  333-96357 and 333-99561) of The Bombay
Company, Inc. of our report dated March 11, 2003 relating to the financial statements, which appears in this Form 10-K.





/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
April 17, 2003